PRICING SUPPLEMENT NO. 92                                      Rule 424 (b)(3)
DATED: May 14, 1998                                        File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $50,000,000    Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 05/19/98    Fixed Rate Notes [_]     Certificated Notes [_]

Maturity Date: 05/19/2000        CUSIP#: 073928 CC 5

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:


                                            Optional              Optional
                     Redemption             Repayment             Repayment
Redeemable On        Price(s)               Date(s)               Price(s)
-------------        ----------             ---------             ----------

N/A                  N/A                    N/A                   N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                      Maximum Interest Rate:

[_]         Commercial Paper Rate         Minimum Interest Rate:

[_]         Federal Funds Rate            Interest Reset Date(s): *

[_]         Treasury Rate                 Interest Reset Period: Quarterly

[_]         LIBOR Reuters                 Interest Payment Date(s): **

[_]         LIBOR Telerate

[_]         Prime Rate

[x]         CMT Rate

Initial Interest Rate: ***                Interest Payment Period: Quarterly

Index Maturity:  Two years

Spread (plus or minus): +0.25%
--------------------------------

*        Quarterly on the 19th, commencing August 19, 1999

**       Quarterly on the 19th, commencing August 19, 1999

***      The CMT rate on May 15, 1998, plus 25 basis points

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.



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